Exhibit 10.06

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of February 11, 2013, by and between ENERGY TELECOM, INC., a Florida corporation, with headquarters located at 3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084 (the “Company”), and Normandia Capital, a Panamanian corporation, with a mailing address of c/o Gracin & Marlow, LLP, 405 Lexington Avenue, 26th Floor, New York, New York 10174 (the “Investor”).

WHEREAS:

A.           The Investor owns 500,000 shares of the Company’s class A common stock, $.0001 par value per share (the “Common Stock”).

B.           The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall exchange 59,977 shares of Common Stock currently held by the Investor (the “Exchange Shares”) for 208 shares of the Company’s Series A Preferred Stock (the “Preferred Stock”).

C.           The exchange of the Exchange Shares for the Preferred Stock is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”)..

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           EXCHANGE.

1.1           Exchange. Subject to the satisfaction or waiver of the conditions with respect to the Closing set forth in Sections 5 and 6 below, at the Closing the Investor and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Exchange Shares for the Preferred Stock as follows (the “Exchange”):

(a)           Closing. The issuance of the Preferred Stock (the “Closing”) shall occur at the offices of Sichenzia Ross Friedman Ference LLP. The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and Investor).

(b)           Consideration. At the Closing, the Preferred Stock shall be issued to the Investor in exchange for the Exchange Shares without the payment of any additional consideration.

(c)           Delivery. In exchange for the Exchange Shares, within ten (10) business days of receipt by the Company from the Investor (or its designee) of the original certificate evidencing the Exchange Shares, which shall be delivered as soon as commercially practicable following the Closing, the Company shall deliver or cause to be delivered to the Investor certificates for the 1,874 shares of Preferred Stock. As of the Closing Date, Exchange Shares shall be null and void and any and all rights arising thereunder shall be extinguished.

2.           COMPANY REPRESENTATIONS AND WARRANTIES.

2.1           Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the 208 shares of Preferred Stock in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Stock and the reservation for issuance and issuance of Common Stock issuable upon conversion of the Preferred Stock, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2           No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and reservation for issuance and issuance of the Common Stock upon conversion of the Preferred Stock) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.

2.3           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Securities is exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

2.4           Issuance of Securities. The issuance of the Preferred Stock is duly authorized and upon issuance in accordance with the terms of this Agreement and a certificate of designation for the Preferred Stock (the “Certificate of Designation”) (collectively, the “Exchange Documents”) shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon conversion of the Preferred Stock in accordance with the Exchange Documents, the Common Stock issuable upon such conversion, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.5           Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Preferred Stock to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.6           Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.           INVESTOR’S REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Investor represents, warrants and covenants with and to the Company as follows:

3.1           Authorization and Binding Obligation. The Investor has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to perform under the other Exchange Documents, and to purchase the Purchase Stock being sold to such Investor hereunder and thereunder. The execution, delivery and performance of this Agreement and performance under the other Exchange Documents by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Investor and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement has been duly executed and delivered by the Investor, and constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.2           Beneficial Owner. With respect to the Exchange Shares, (i) the Investor owns, beneficially and of record, good and marketable title to the Exchange Shares, free and clear of any taxes or encumbrances; (ii) the Exchange Shares are not subject to any transfer restriction, other than the restriction that the Exchange Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Investor has not entered into any agreement or understanding with any person or entity to dispose of the Exchange Shares; and (iv) at the Closing, the Investor will convey to the Company good and marketable title to the Exchange Shares, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.

3.3            Liens.  There are no outstanding liens, claims, offset rights, or other encumbrances relating to the Exchange Shares.  The exchange by the Investor and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Investor or the Company.

3.4            Sale or Transfer.  Investor has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Exchange Shares or any portion thereof.

3.5            Proceedings.  No proceedings relating to the Exchange Shares are pending or, to the knowledge of the Investor, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Investor’s right and ability to surrender and exchange the Exchange Shares.

3.6            Conveyance.  Investor has full legal and equitable title to the Exchange Shares, free and clear of all liens, pledges or encumbrances of any kind, nature or description, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver the Exchange Shares to the Company pursuant hereto, and upon delivery of the Exchange Shares to Company, Company will be the owner of the Exchange Shares, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description.

3.7            Action.   Investor has taken no action that would impair its ability to transfer the Exchange Shares.

3.8            Interest.   No person other than the Investor has any right or interest in the Exchange Shares.

3.9            Tax Consequences.  The Investor acknowledges that the purchase of the Preferred Stock may involve tax consequences to the Investor and that the contents of the Exchange Documents do not contain tax advice. Investor acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Exchange Shares.  The Investor assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with such Exchange Shares.

3.10          Reliance on Exemptions. The Investor understands that the Preferred Stock being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

3.11          No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock or the fairness or suitability of the investment in the Preferred Stock nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock.

3.12          No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Exchange Documents to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.           COVENANTS.

4.1           Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

4.2           Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Preferred Stock and shares of Common Stock issuable upon conversion of the Preferred Stock may be tacked onto the holding period of the Exchange Shares, and the Company agrees not to take a position contrary to this Section 4.2. Upon receipt of an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, the Company agrees to take all actions necessary to issue the Common Stock upon conversion of the Preferred Stock without restriction, without any restrictive legend and without the need for any additional action by the Investor, (A) following any sale of such Common Stock pursuant to Rule 144, or (B) if such Common Stock is eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock and without volume or manner-of-sale restrictions.

4.3           Pledge of Securities. The Company acknowledges and agrees that the Preferred Stock may be pledged by any holder of Securities (a “Holder“) in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Preferred Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement. If Holder effects such a pledge of Preferred Stock, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document. At the Holder’s expense, the Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Preferred Stock may reasonably request in connection with a pledge of the Preferred Stock to such pledgee by an Investor.

4.4           Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock (without taking into account any limitations on the exercise of the Preferred Stock set forth in the Certificate of Designation).

4.5           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to Investor), a register for the Preferred Stock in which the Company shall record the name and address of the person in whose name the Preferred Stock have been issued (including the name and address of each transferee) and the number of Common Stock shares issuable upon conversion of the Preferred Stock held by such person. The Company shall keep the register open and available, upon 24 hours prior written notice, during normal business hours for inspection of any Investor or its legal representatives.

4.6           Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent, and any subsequent transfer agent, to issue certificates or, provided that the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, cause the transfer agent to issue such certificates to the Investor by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system to the applicable balance accounts at DTC, registered in the name of the Investor or its respective nominee(s), for the Common Shares into which the Preferred Shares are convertible in such amounts as specified from time to time by the Investor to the Company upon conversion of the Preferred Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.6, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.           CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1           The Investor shall have duly executed this Agreement and delivered the same to the Company.

5.2           The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

5.3           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.           CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1            The Company shall have duly executed and delivered this Agreement to the Investor.

6.2            Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.3           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated by this Agreement.

6.4           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

7.           MISCELLANEOUS.

7.1           Legends. The Investor acknowledges that the certificate(s) representing the Preferred Stock shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

7.2           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.4           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.5           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6           Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor Investor  makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.7           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Energy Telecom, Inc.
3501-B N. Ponce de Leon Blvd., #393
St. Augustine, Florida 32084

with a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
Attention: James M. Turner, Esq.

If to Investor:

Normandia Capital
c/o Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Investor may assign some or all of its rights hereunder without the consent of the Company.

7.9           Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:
ENERGY TELECOM, INC.
By:	____________________________
Name: Thomas Rickards
Title: Chief Executive Officer

INVESTOR:
NORMANDIA CAPITAL
By:	____________________________
Name:
Title: